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SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

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ENDOCARDIAL SOLUTIONS, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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ENDOCARDIAL SOLUTIONS, INC.
1350 Energy Lane, Suite 110
St. Paul, Minnesota 55108

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 14, 2002

TO THE STOCKHOLDERS OF ENDOCARDIAL SOLUTIONS, INC.:

        Notice is hereby given that the Annual Meeting of Stockholders of Endocardial Solutions, Inc. (the "Company") will be held on Tuesday, May 14, 2002 at 9:00 a.m., local time, at the Minneapolis Hilton Towers located at 1001 Marquette Avenue, Minneapolis, Minnesota, for the following purposes:

(1)
To elect three directors to serve for three-year terms or until their respective successors are elected and qualify;

(2)
To approve an amendment to the Company's 1993 Long-Term Incentive and Stock Option Plan to increase the number of shares authorized for issuance under the plan;

(3)
To approve an amendment to the Company's Directors' Stock Option Plan to increase the number of shares authorized for issuance under the plan; and

(4)
To transact such other business as may properly come before the meeting or any adjournment thereof.

        Only holders of record of the Company's Common Stock as of the close of business on March 29, 2002 are entitled to notice of and to vote at the meeting and any adjournment thereof.

        You are cordially invited to attend the meeting. Whether or not you plan to attend the meeting, please complete, date and sign the enclosed proxy and return it promptly in the enclosed envelope, which needs no postage if mailed in the United States. If you later desire to revoke your proxy, you may do so at any time before it is exercised.

                      By Order of the Board of Directors,

                      James W. Bullock
                      Secretary

April 12, 2002

ENDOCARDIAL SOLUTIONS, INC.
1350 Energy Lane, Suite 110
St. Paul, Minnesota 55108

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS

May 14, 2002

        This Proxy Statement is furnished in connection with the solicitation of the enclosed proxy by the Board of Directors of Endocardial Solutions, Inc. (the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Tuesday, May 14, 2002 at 9:00 a.m., local time, at the Minneapolis Hilton Towers, 1001 Marquette Avenue, Minneapolis, Minnesota, and at any adjournment thereof, for the purposes set forth in the Notice of Annual Meeting of Stockholders. This Proxy Statement and the form of proxy enclosed are being mailed to stockholders with the Company's Annual Report to Stockholders commencing on or about April 12, 2002.

        Only stockholders of record of the Common Stock, par value $0.01 per share, of the Company (the "Common Stock") at the close of business on March 29, 2002 will be entitled to vote at the Annual Meeting. As of that date, a total of 16,604,396 shares of Common Stock were outstanding, each share being entitled to one vote. There is no cumulative voting. The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock will constitute a quorum for the transaction of business at the Annual Meeting. If, however, a quorum is not present or represented at the Annual Meeting, the stockholders entitled to vote thereat, present in person or represented by proxy, will have the power to adjourn the Annual Meeting, without notice other than announcement at the Annual Meeting, until a quorum shall be present or represented.

        Shares of the Company's Common Stock represented by proxies in the accompanying form, which are properly completed, signed and returned to the Company prior to the Annual Meeting, and which have not been revoked, will be voted in the manner directed by the stockholder. If no direction is given, a signed proxy will be voted FOR the election of the nominees for director named in this Proxy Statement, FOR the amendment of the Company's 1993 Long-Term Incentive and Stock Option Plan and FOR the amendment of the Company's Directors' Stock Option Plan. A stockholder may revoke a proxy at any time prior to its exercise by giving to an officer of the Company a written notice of revocation of the proxy's authority, by submitting a duly elected proxy bearing a later date or by delivering a written revocation at the Annual Meeting.

        If a stockholder returns a proxy withholding authority to vote the proxy with respect to a nominee for director, then the shares of the Common Stock covered by such proxy shall be deemed present at the Annual Meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such nominee, but shall not be deemed to have been voted for such nominee. If a stockholder abstains from voting as to any matter, then the shares held by such stockholder shall be deemed present at the Annual Meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. If a broker returns a "non-vote" proxy, indicating a lack of authority to vote on such matter, then the shares covered by such non-vote shall be deemed present at the Annual Meeting for purposes of determining a quorum but shall not be deemed to be present and entitled to vote at the Annual Meeting for purposes of calculating the vote with respect to such matter.

        The Company did not receive written notice of any stockholder proposal prior to February 14, 2002 as required by the Company's Bylaws, and as of the date of this Proxy Statement, the Board of Directors of the Company knows of no business that will be presented for consideration at the Annual Meeting other than the matters described in the Notice of Annual Meeting of Stockholders mailed together with this Proxy Statement. If any other matters are properly brought before the Annual Meeting, the persons named in the enclosed form of proxy will vote on such matters in accordance with their best judgment. The enclosed proxy card confers discretionary authority to vote with respect to matters not properly presented by a stockholder in accordance with the Company's Bylaws.

PROPOSAL ONE: ELECTION OF DIRECTORS

        The Board of Directors of the Company is composed of seven members divided into three classes. The members of each class are elected to serve three-year terms with the term of office of each class ending in successive years. Robert G. Hauser, M.D., Mark T. Wagner and Warren S. Watson are directors in the class whose term expires at the Annual Meeting. The Board of Directors has nominated Dr. Hauser, Mr. Wagner and Mr. Watson for election to the Board of Directors at the Annual Meeting for terms of three years, and each has indicated a willingness to serve. The other directors of the Company will continue in office for their existing terms. James E. Daverman and Richard D. Randall serve in the class whose term expires in 2003. Graydon E. Beatty and James W. Bullock serve in the class whose term expires in 2004. Upon the expiration of the term of a class of directors, directors in such class will be elected for three-year terms at the annual meeting of stockholders in the year in which such term expires. The affirmative vote of a majority of the shares of Common Stock present and entitled to vote at the Annual Meeting is necessary to elect the nominees for director.

        The persons named as proxies in the enclosed form of proxy will vote the proxies received by them FOR the election of Dr. Hauser and Messrs. Wagner and Watson unless otherwise directed. In the event that any nominee becomes unavailable for election at the Annual Meeting, the persons named as proxies in the enclosed form of proxy may vote for a substitute nominee in their discretion as recommended by the Board of Directors.

        Information concerning the incumbent directors is set forth below.

Robert G. Hauser, M.D. (Nominee with new term expiring in 2005)	Robert G. Hauser, M.D., 62 years old, has been a Director of the Company since October 1995. Dr. Hauser has been a cardiologist at the Minneapolis Heart Institute since September 1992, and has served as Executive Director since July 1994 and President since February 1997. Dr. Hauser served as President of the Cardiovascular Services Division of Abbott Northwestern Hospital from May 1995 until November 1996. From 1988 to July 1992, Dr. Hauser served as President and Chief Executive Officer of Cardiac Pacemakers, Inc., a cardiovascular device company.

Mark T. Wagner (Nominee with new term expiring in 2005)
Mark T. Wagner, 45 years old, was named a Director of the Company in January 2002, at which time he was elected by the Board of Directors to fill a newly created seat on the Board of Directors. Mr. Wagner has been Chief Executive Officer of ProVation Medical, Inc., formerly known as cMore Medical Solutions, Inc., since December 2001. Prior to his position with ProVation Medical, Mr. Wagner was the Chief Executive Officer of Survivalink from September 1996 until September 2001. Mr. Wagner served as a director of Survivalink and was the Chairman from December 1999 until September 2001. Mr. Wagner also served as President and Chief Executive Officer of Altiva Corporation from December 1999 until February 2001 and has been a member of the Board of Directors of Altiva Corporation since December 1999. Mr. Wagner was employed by Nellcor Puritan Bennett from July 1993 until September 1996, where he served as Vice President and General Manager of Nellcor's Global Sleep Solutions Group from September 1995 until September 1996. Mr. Wagner held various executive positions with GE Medical Systems from 1979 until 1993. Mr. Wagner currently serves as a director of Data Sciences International.
Warren S. Watson (Nominee with new term expiring in 2005)
Warren S. Watson, 50 years old, has been a Director of the Company since April 2000. Mr. Watson has been the Vice President and General Manager of Medtronic's EP Systems business since January 2000. Prior to his position with EP Systems, Mr. Watson was the Vice President and General Manager of Medtronic's Functional Stimulation Neurological business from May 1998 to January 2000. Mr. Watson has also held the position of Vice President and General Manager of the Cardiac Pacing Leads business at Medtronic. In 1987, Mr. Watson was the Vice President of Marketing for Medtronic's Tachyarrhythmia business. Mr. Watson currently serves as a director of Citizen's Independent Bank of St. Louis Park.
James E. Daverman (Term expires in 2003)
James E. Daverman, 52 years old, has been a Director of the Company since July 1994. Mr. Daverman has served as a Managing General Partner and is a founder of Marquette Venture Partners, a venture capital investment firm, since January 1987. Mr. Daverman is a director of CollaGenex Pharmaceuticals, Inc., a pharmaceutical company, and numerous private companies.
Richard D. Randall (Term expires in 2003)
Richard D. Randall, 50 years old, has been a Director of the Company since February 2000. Mr. Randall currently serves as President and Chief Executive Officer of Insumed Inc., a medical device incubator. Mr. Randall served as President and Chief Executive Officer of Innovasive Devices Inc. from 1994 to 2000. Prior to joining Innovasive Devices, he was President and Chief Executive Officer, Chairman and then Director of Target Therapeutics from 1989 to 1996. Mr. Randall currently serves as a director of Conceptus Inc. and Urologix Inc., and several other private medical device companies.

Graydon E. Beatty (Term expires in 2004)
Graydon E. Beatty, 45 years old, is a founder of the Company and has been Chief Technical Officer of the Company since May 1995 and a Director since August 1992. Since the Company's inception in May 1992, Mr. Beatty has served in several technical and management positions. In addition, from May 1992 until December 1993, Mr. Beatty served as a consultant with GMN Consulting, an engineering consulting firm, and as a consulting engineer of AngeMed, a division of Angeion Corp., a cardiovascular device company, from February 1992 to September 1992. Mr. Beatty was Senior Development Engineer of Bio-Medical Design Group, Inc., an electrophysiology system developer, from December 1991 to May 1992. From 1989 to December 1991, Mr. Beatty served as Principal Research Engineer at Cardiac Pacemakers, Inc., a cardiovascular device company.
James W. Bullock (Term expires in 2004)
James W. Bullock, 45 years old, has been President, Chief Executive Officer and a Director of the Company since May 1994. In addition, Mr. Bullock served as the Chief Financial Officer of the Company from May 1994 until May 1996. From April 1992 until joining the Company, Mr. Bullock served as President and Chief Operating Officer of Stuart Medical, Inc., a cardiac monitoring start-up company. From April 1990 to April 1992, Mr. Bullock served as Vice President of Sales and Marketing of the Stackhouse Division of Bird Medical Technologies, a medical device company. From 1978 to 1990, Mr. Bullock served in a variety of marketing and sales management positions, most recently as Vice President of Sales, for the Pharmaseal Division of Baxter International Inc., a medical products company. Mr. Bullock serves as a director of Appriva Medical, a manufacturer of medical devices.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF DR. HAUSER, MR. WAGNER AND MR. WATSON AS DIRECTORS OF THE COMPANY.

Meetings and Committees of the Board of Directors

        During the 2001 fiscal year, the Board of Directors held four meetings. Each director holding office during the fiscal year attended at least 75% of the total number of meetings of the Board of Directors (held during the period for which he has been a director) and, with the exception of Dr. Hauser and Mr. Watson, at least 75% of the total number of meetings of the committees of the Board on which he served. The Board of Directors has an Audit Committee and a Compensation Committee, which are described below. The Company does not have a Nominating Committee.

        The Board of Directors has an Audit Committee comprised of Mr. Daverman, Mr. Watson and Dr. Hauser. The Audit Committee reviews the scope, results and costs of the audit with the Company's independent accountants, reviews the Company's significant accounting policies and internal controls and reports the results of its review to the full Board of Directors and to management. A report of the Audit Committee is included within this Proxy Statement. The Audit Committee held four meetings during the fiscal year.

        The Board of Directors has a Compensation Committee comprised of Messrs. Randall and Wagner. Mr. Daverman was also a member of the Compensation Committee until January 2002. The Compensation Committee makes recommendations concerning executive salaries and incentive compensation for employees of the Company, subject to ratification by the full Board of Directors, and administers the Company's stock option plans. A report of the Compensation Committee on executive compensation is included within this Proxy Statement. The Compensation Committee held four meetings during the fiscal year.

Compensation of Directors

        Each director is reimbursed for expenses actually incurred in attending meetings of the Board of Directors and its committees. Non-employee directors are eligible to participate in the Company's Directors' Stock Option Plan (the "Directors' Plan"). The Directors' Plan provides for an automatic grant of nonqualified stock options to purchase 10,000 shares of Common Stock to nonemployee directors of the Company on the date such individuals become directors of the Company (the "Initial Grant"), and an option to purchase 5,000 shares of Common Stock on each subsequent annual stockholder meeting date, subject to certain limitations. Options granted in connection with the Initial Grant vest and become exercisable as to one-third of such shares on the date of such Initial Grant and one-third at each of the next two anniversary dates thereafter if the holder remains a director on such dates. Options granted on the date of each subsequent annual meeting of stockholders become exercisable six months subsequent to the date of grant. In October 2001, an additional option to purchase 5,000 shares of Common Stock was granted to each nonemployee director in recognition of contributions of time and effort to the Company. Directors who are also employees of the Company are not separately compensated for any services provided as a director.

EXECUTIVE COMPENSATION

Executive Officers

        The executive officers of the Company serve at the discretion of the Board of Directors and are chosen annually by the Board of Directors. Set forth below are the names, ages and positions of the executive officers and certain key personnel of the Company.

Name	Age	Position
James W. Bullock	45	President, Chief Executive Officer and Director
Michael D. Dale	42	Vice President, Sales and Marketing
Frank J. Callaghan	48	Vice President, Research and Development
Richard J. Omilanowicz	49	Vice President, Manufacturing and Operations
Graydon E. Beatty	45	Chief Technical Officer and Director

        Information concerning the business experience of Messrs. Bullock and Beatty is provided in "Proposal One: Election of Directors." Set forth below is a description of the background of the other executive officers.

        Michael D. Dale has been Vice President of Sales and Marketing since March 2000. Mr. Dale joined the Company in December 1998 as Vice President Worldwide Sales. From October 1996 until joining the Company, Mr. Dale was Vice President of Global Sales for Cyberonics, Inc., a medical device company, and additionally as managing director of Cyberonics Europe, S.A. From July 1988 until October 1996, Mr. Dale served in several capacities at St. Jude Medical, Inc., most recently as the Business Unit Director for St. Jude Medical Europe.

        Frank J. Callaghan has been Vice President of Research and Development of the Company since November 1995. From 1987 until joining the Company, Mr. Callaghan served as a Director of Research and Development at Telectronics Pacing Systems, Inc., a manufacturer of cardiac rhythm management devices. From 1983 to 1987 Mr. Callaghan served in several capacities, including Manager, Systems Technology, at Cordis Corporation, a manufacturer of angiographic and implantable devices.

        Richard J. Omilanowicz has been Vice President of Manufacturing and Operations of the Company since November 1994. From May 1993 until joining the Company, Mr. Omilanowicz served as General Manager of McKechnie Plastic Components, a custom injection molding company. From 1980 to May 1993, Mr. Omilanowicz served in several capacities at the Pharmaseal Division of Baxter International Inc., most recently as Director of Research, Development and Engineering.

Compensation Committee Report On Executive Compensation

        The Compensation Committee of the Board of Directors advises the Chief Executive Officer and the Board of Directors on matters of the Company's compensation philosophy and recommends salaries, incentives and other forms of compensation for directors, officers and other employees of the Company. The Compensation Committee also is responsible for the administration of the Company's 1993 Long-Term Incentive and Stock Option Plan (the "Stock Option Plan"). The Compensation Committee has reviewed and is in accord with the compensation paid to executive officers in fiscal year 2001.

        General Compensation Policy.    The Company is committed to attracting, hiring and retaining an experienced management team that can successfully develop and manufacture the Company's products, penetrate target markets and develop new products. The fundamental policy of the Compensation Committee is to provide the Company's executive officers with competitive compensation opportunities based upon their contribution to the development and financial success of the Company and long-term stockholder interest, as well as the officers' personal performance. It is the Compensation Committee's objective to have a portion of each executive officer's compensation contingent upon Company performance as well as upon such executive officer's own level of performance. Accordingly, the compensation package for each executive officer is comprised of three elements: (i) base salary which reflects individual performance and is designed primarily to be competitive with salary levels in the industry; (ii) bonus payments contingent upon specific corporate and individual milestones; and (iii) long-term stock-based incentive awards which strengthen the mutuality of interests between the executive officers and the Company's stockholders.

        Base Salary.    The base salary is established as a result of the Compensation Committee's analysis of each executive officer's individual performance during the prior year, the overall performance of the Company during the prior year and historical compensation levels within the executive officer group. The Compensation Committee believes executive salaries must be sufficient to attract and retain key individuals. Salaries are also based on experience level and are intended to be competitive with median salaries paid to comparable executives in similar positions at other medical device companies of comparable size. Annual base salary changes are typically put into effect no later than the end of the first quarter of each year.

        Bonus Awards for Fiscal Year 2001.    In conjunction with the 2001 bonus pool, the Compensation Committee established certain performance objectives, including corporate goals, which, when met, would result in bonus payments to employees, including executive officers. In early 2002, the Committee approved bonuses for executive officers and employees for recognition of established objectives during 2001.

        Long-Term Incentive Compensation.    Long-term incentives are provided through grants of stock options. The grants are designed to align the interest of each executive officer with those of the stockholders and provide each individual with an incentive to manage the Company from the perspective of an owner with an equity stake in the Company. Stock options are generally granted to executive officers at the time they are elected. In determining the number of shares subject to stock option grants, the Committee takes into consideration the job responsibilities, experience and contributions of the individual as well as the recommendations of the Chief Executive Officer. The options typically vest in monthly installments over a period of four years and are exercisable beginning after six months of employment or six months after the date of grant. Each option grant allows the individual to acquire shares of the Company's Common Stock at a fixed price per share over a ten year period of time.

        CEO Compensation.    The Compensation Committee's determination of the Chief Executive Officer's salary, bonus and stock option grants follow the policies set forth above for all executive compensation. The Committee seeks to establish a level of base salary competitive with that paid by companies within the industry which are of comparable size, and a bonus contingent upon specific corporate objectives. In addition, a significant percentage of the total compensation package is contingent upon the Company's performance and stock price appreciation.

        Mr. Bullock's compensation for 1999-2001 is shown on the Summary Compensation Table below. During 2001, Mr. Bullock's base salary was increased 4.5% over 2000 to $275,880. Mr. Bullock received a bonus of $63,360 based upon the accomplishment of specific milestones during 2000. Mr. Bullock also received options to purchase 280,000 shares of common stock pursuant to the Stock Option Plan in 2001, 15,000 of which were granted in October 2001 in lieu of salary increases for employees for fiscal year 2002. These cash and long-term incentive option awards reflected the Compensation Committee's judgment as to Mr. Bullock's individual performance and the overall performance of the Company.

        Compliance with Internal Revenue Code Section 162(m).    As a result of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), which was enacted into law in 1993, the Company will not be allowed a federal income tax deduction for compensation paid to certain executive officers to the extent that compensation exceeds $1 million per officer in any one year. This limitation will apply to all compensation paid to the covered executive officers which is not considered to be performance based. Compensation which does qualify as performance-based compensation will not have to be taken into account for purposes of this limitation. The Committee believes that options granted under the Stock Option Plan will meet the requirements for qualifying as performance-based.

        Section 162(m) of the Code did not affect the deductibility of compensation paid to the Company's executive officers in 2001 and is not anticipated to affect the deductibility of such compensation expected to be paid in 2002. The Committee will continue to monitor this matter and may propose additional changes to the executive compensation program if warranted.

                      RICHARD D. RANDALL
                      MARK T. WAGNER

                      The Members of the Compensation Committee
                      of the Board of Directors

Compensation Committee Interlocks and Insider Participation

        The members of the Compensation Committee during 2001 included Richard D. Randall and James E. Daverman. In January 2002, Mr. Daverman resigned from the Compensation Committee and Mark T. Wagner became a member of the Compensation Committee. No executive officer of the Company served as a member of the Compensation Committee or as a director of any other entity, one of whose executive officers served on the Compensation Committee or as a director of the Company.

Summary Compensation Table

        The following table sets forth all compensation awarded to, earned by or paid for services rendered to the Company in all capacities during each of the last three fiscal years by the Company's Chief Executive Officer and the other four most highly compensated executive officers whose salary and bonus earned in 2001 exceeded $100,000.

SUMMARY COMPENSATION TABLE

Long-Term Compensation Awards
Annual Compensation
Name and Principal Position	Fiscal Year			Securities Underlying Options(#)(1)	All Other Compensation
		Salary	Bonus
James W. Bullock President and Chief Executive Officer and Director	2001 2000 1999	$273,596 259,387 230,384	$63,360 54,331 65,673	280,000 — 75,000		— — —
Michael D. Dale Vice President, Sales and Marketing	2001 2000 1999	$196,906 187,115 175,000	$50,000 41,125 15,000	10,000 35,000 75,000	$ $	33,211 — 138,631	(2) (3)
Richard J. Omilanowicz Vice President, Manufacturing and Operations	2001 2000 1999	$171,029 152,936 145,653	$23,153 34,545 20,180	50,000 — 10,000		— — —
Frank J. Callaghan Vice President, Research and Development	2001 2000 1999	$159,054 151,480 144,523	$22,932 34,216 17,180	35,000 — 10,000		— — —
Graydon E. Beatty Chief Technical Officer and Director	2001 2000 1999	$140,000 139,038 133,076	$21,000 31,725 10,875	35,000 — —		— — —

(1)
Represents options granted pursuant to the Stock Option Plan.

(2)
Represents deemed income from interest waived related to note payable to the Company related to the acquisition by Mr. Dale of 110,000 restricted shares of the Company's Common Stock in January 2001.

(3)
Represents reimbursement of relocation expenses.

Employment Contracts and Change in Control Agreements

        The Company's executive officers are employed on an at-will basis and, except as provided below, none of the Company's executive officers has a written employment agreement. Pursuant to an Employment and Noncompetition Agreement dated November 3, 2000 (the "Employment Agreement"), in addition to payment of full base salary and benefits earned through date of termination, Mr. Bullock will continue to receive his base salary for a period of up to 18 months until he accepts a position of comparable employment, plus a pro rata portion of any bonus to which he is entitled at his date of termination, as severance pay if he is terminated without "cause," as defined in the Employment Agreement. Mr. Dale is subject to a similar Employment Agreement, providing for salary continuation payments for up to 12 months if terminated without cause.

        Under circumstances following a "change in control," if Mr. Bullock is terminated without "cause" or voluntary terminates his employment for "good reason," as defined in a Change In Control Agreement dated November 3, 2000, during the first 12 months following a change in control, Mr. Bullock will be entitled to receive a cash payment equal to 18 times his monthly base salary. Similar severance arrangements for the Company's other executive officers, under circumstances following a change in control, have been established, with cash payments equal to 12 times their monthly base salary.

        As described below in footnote (1) to the table entitled "Option Grants in Fiscal Year 2001," the exercisability of options granted to the names executive officers is accelerated in the event of a "change in control" involving the Company.

Stock Options

        The following table summarizes stock options granted to the executive officers named in the Summary Compensation Table above during the Company's fiscal year ended December 31, 2001.

Option Grants in Fiscal Year 2001

Individual Grants(1)
Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(4)
% of Total Options Granted to Employees in Fiscal Year(2)
Number of Securities Underlying Options Granted
Name			Exercise Price Per Share(3)		Expiration Date
						5%	10%
James W. Bullock	65,000 100,000 50,000 50,000 15,000	8.1 12.5 6.2 6.2 1.9%	$3.50 3.90 10.00 8.00 4.00	(5) (6)	1/17/11 4/10/11 4/10/11 4/10/11 10/16/11	$143,074 245,269 0 0 37,734	$362,576 621,560 5,780 105,780 95,625
Michael D. Dale	10,000	1.2%	$4.00		10/16/11	$25,156	$63,750
Richard J. Omilanowicz	25,000 15,000 10,000	3.1 1.9 1.2%	$3.50 3.90 4.00		1/17/11 4/10/11 10/16/11	$55,028 36,790 25,156	$139,452 93,234 63,750
Frank J. Callaghan	25,000 10,000	3.1 1.2%	$3.50 4.00		1/17/11 10/16/11	$55,028 25,156	$139,452 63,750
Graydon E. Beatty	25,000 10,000	3.1 1.2%	$3.50 4.00		1/17/11 10/16/11	$55,028 25,156	$139,452 63,750

(1)
Each option represents the right to purchase one share of Common Stock. The options shown in this column are all incentive stock options granted pursuant to the Stock Option Plan. The options vest in monthly installments over a period of four years and are exercisable beginning after six months of employment or six months after the date of grant, with the exception of the options granted in October 2001, which vest in monthly installments beginning on the date of grant. Each option grant allows the individual to acquire shares of the Company's Common Stock at a fixed price per share over a ten year period of time. To the extent not already exercisable, the options generally become exercisable in the event of a change of control of the Company.

(2)
In 2001, the Company granted employees options to purchase an aggregate of 801,250 shares of Common Stock, of which options to purchase 219,250 shares were granted to employees in lieu of salary increases for fiscal year 2002.

(3)
The exercise price may be paid in cash, by check or by money order.

(4)
The compounding assumes a ten year exercise period for all options grants. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the Company's future Common Stock prices. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall stock market conditions. The amounts reflected in the table may not necessarily be achieved.

(5)
The exercise price for this option exceeded the market price on the date of grant by 256%.

(6)
The exercise price for this option exceeded the market price on the date of grant by 205%.

        The following table sets forth the number and value of unexercised stock options held by the executive officers named in the Summary Capitalization Table as of December 31, 2001. No options held by such officers were exercised during the 2001 fiscal year.

Aggregated Value of Options Held at December 31, 2001

	Number of Unexercised Options Held at December 31, 2001		Value of Unexercised In-the-Money Options Held at December 31, 2001(1)
Name
	Exercisable	Unexercisable	Exercisable	Unexercisable
James W. Bullock	476,039	263,961	$1,200,418	$221,482
Michael D. Dale	72,499	47,501	3,250	9,750
Richard J. Omilanowicz	79,395	42,605	212,832	61,938
Frank J. Callaghan	97,707	32,293	264,562	44,438
Graydon E. Beatty	46,041	28,959	141,062	44,438

(1)
"Value" has been determined based on the difference between the last sale price of the Company's Common Stock as reported by the Nasdaq National Market System on December 31, 2001 ($5.30) and the per share option exercise price, multiplied by the number of shares subject to the in-the-money options.

PERFORMANCE GRAPH

        The following graph shows a comparison of cumulative total returns for the Company's Common Stock, the Nasdaq Stock Market Index and the Standard & Poor's Health Care Index, assuming the investment of $100 in the Common Stock and each index on March 19, 1997 (the date the Common Stock began trading) and the reinvestment of dividends, if any.

COMPARISON OF 57 MONTH CUMULATIVE TOTAL RETURN*
AMONG ENDOCARDIAL SOLUTIONS, INC.,
THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE S & P HEALTH CARE SECTOR INDEX

*
$100 invested on 3/19/97 in stock or on 2/28/97 in index-including reinvestment of dividends. Fiscal year ending December 31.

	3/19/97	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01
Endocardial Solutions, Inc.	$100	$113	$111	$97	$34	$59
Nasdaq Stock Market Index	100	121	171	317	191	151
Standard & Poor's Health Care Index	100	128	184	169	230	202

CERTAIN TRANSACTIONS

        In February 1999, the Company entered into a $7,000,000 note agreement with Medtronic, Inc. Under the agreement, the Company received $3,500,000 in February 1999 and $3,500,000 in January 2000, bearing interest at 8% per annum. Any borrowings under the note were due on the earlier of the following: (i) the closing of any financing from which the Company receives net proceeds of at least $20,000,000; (ii) a change of control; or (iii) February 2, 2001. The loan was repaid in full by the Company in February 2001. Medtronic also received a warrant to purchase shares of the Company's common stock. The number of shares Medtronic could purchase was based upon the amount outstanding under the note agreement, plus any accrued interest, divided by the exercise price, which as of the note agreement date was $10.08. The warrant could be exercised only immediately before a change of control in the Company if there remained an amount outstanding under the note agreement, or upon an event of default by the Company. The warrant expired upon repayment of the loan proceeds.

        In September 1997, the Company entered into a seven-year Distribution/Supply Agreement with Medtronic, Inc. Under the terms of the agreement, as subsequently amended, Medtronic was granted exclusive distribution rights for the Company's products in Europe and certain other regions outside North America. In 2001, the Company ended the exclusive distribution arrangement with Medtronic. Sales through Medtronic represented 6%, 16% and 42% of all net revenues for the years ended December 31, 2001, 2000 and 1999, respectively.

        In January 1998, the Company entered into a license agreement with Medtronic to license certain technology developed by Medtronic. As consideration for the rights to utilize the developed technology, the Company paid Medtronic $1,500,000 and granted Medtronic a warrant to purchase 447,554 shares of the Company's common stock. The warrant expired in January 2002. If the Company develops a product that reaches commercialization, the Company will grant to Medtronic a warrant to purchase 223,777 shares of common stock. The exercise price of the warrant will be 1.25 times the average closing price of the Company's common stock for the twenty days prior to the commercial product's introduction. The warrant will become exercisable one year after being granted and remain exercisable for five years. The warrant will also be granted if the Company undergoes a change of control, and will become immediately exercisable.

        Medtronic currently owns 976,850 shares of Common Stock of the Company, which represents approximately 5.9% of the Company's outstanding Common Stock. Mr. Watson, a Director of the Company, is Vice President and General Manager of Medtronic's EP Systems business.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors and persons who beneficially own more than 10% of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Such executive officers, directors and greater than 10% beneficial owners are required by the regulations of the Commission to furnish the Company with copies of all Section 16(a) reports they file.

        Based solely on a review of the copies of such reports furnished to the Company and written representations from the executive officers and directors, the Company believes that all Section 16(a) filing requirements applicable to its executive officers and directors and greater than 10% beneficial owners were complied with.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of March 29, 2002 by (i) each person who is known by the Company to own beneficially more than 5% of the Common Stock, (ii) each director, nominee and executive officer of the Company named in the Summary Compensation Table under the heading "Executive Compensation" above and (iii) all directors and executive officers of the Company as a group. Unless otherwise noted, the stockholders listed in the table have sole voting and investment powers with respect to the shares of Common Stock owned by them.

	Number of Shares Beneficially Owned(1)	Percentage of Outstanding Shares
Hambrecht and Quist Capital Management Incorporated(2) 30 Rowes Wharf Boston, MA 02110	1,666,666	10.0%
Medtronic International, Ltd.(3) 7000 Central Avenue NE Minneapolis, MN 55432	976,850	5.9
J.P. Morgan Chase & Co.(4) 270 Park Avenue New York, NY 10017	852,980	5.1
James E. Daverman(5)	802,363	4.8
James W. Bullock(6)	535,518	3.1
Michael D. Dale(7)	358,946	2.1
Graydon E. Beatty(8)	231,374	1.4
Frank J. Callaghan(9)	107,082	*
Richard J. Omilanowicz(10)	103,769	*
Robert G. Hauser, M.D.(11)	62,000	*
Richard D. Randall(12)	20,000	*
Warren S. Watson(13)	20,000	*
Mark T. Wagner(14)	8,333	*
All executive officers and directors as a group (10 persons)(15)	2,249,385	12.0

*
Less than 1%.

(1)
Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission, and includes generally voting power and/or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days of March 29, 2002 ("Currently Exercisable Options") are deemed outstanding for computing the percentage beneficially owned by the person holding such options but are not deemed outstanding for computing the percentage beneficially owned by any other person. Except as indicated by footnote, the Company believes that the persons named in this table, based on information provided by such persons, have sole voting and investment power with respect to the shares of Common Stock indicated.

(2)
In a Schedule 13G dated as of January 24, 2002, Hambrecht and Quist Capital Management Incorporated indicated that it has sole voting power over 1,666,666 shares of Common Stock, 1,000,000 shares of which are held by H&Q Healthcare Investors. The other 666,666 shares were acquired by H&Q Life Sciences Investors in a private placement of stock by the Company. Hambrecht & Quist Capital Management Incorporated has disclaimed any beneficial interest in the shares reported in the Schedule 13G.

(3)
In a Schedule 13D/A dated January 7, 2002, Medtronic, Inc. indicated that it is the beneficial owner, through Medtronic International, Ltd. (formerly Medtronic Asset Management, Inc.), of 2,184,064 shares of Common Stock (including 447,554 shares issuable pursuant to a currently exercisable warrant) with sole voting and dispositive power with respect to such shares. The warrant to purchase 447,554 shares expired in January 2002. The Company's records indicate that Medtronic subsequently sold approximately 750,000 shares.

(4)
In a Schedule 13G/A dated as of February 12, 2002, J.P. Morgan Chase & Co. indicated that it is the beneficial owner of 852,980 shares of Common Stock with sole voting and dispositive power with respect to such shares.

(5)
Includes 767,363 shares beneficially owned by Marquette Venture Partners II, L.P. with respect to which Mr. Daverman has voting and investment power. Mr. Daverman is a Managing General Partner of Marquette Venture Partners. Mr. Daverman disclaims beneficial ownership of these shares, except to the extent of his proportionate interest in Marquette Venture Partners II, L.P. Includes 35,000 shares issuable pursuant to Currently Exercisable Options.

(6)
Includes 525,518 shares issuable pursuant to Currently Exercisable Options.

(7)
Includes 110,346 shares issuable pursuant to Currently Exercisable Options. Also includes 110,000 restricted shares acquired in January 2001 that are subject to a repurchase option in favor of the Company. Such restricted shares will be released from the repurchase option in equal monthly increments over a 36-month period beginning January 2001.

(8)
Includes 54,374 shares issuable pursuant to Currently Exercisable Options.

(9)
Represents shares issuable pursuant to Currently Exercisable Options.

(10)
Includes 88,769 shares issuable pursuant to Currently Exercisable Options.

(11)
Includes 60,000 shares issuable pursuant to Currently Exercisable Options.

(12)
Represents shares issuable pursuant to Currently Exercisable Options.

(13)
Represents shares issuable pursuant to Currently Exercisable Options. Excludes shares beneficially owned by Medtronic International, Ltd. Mr. Watson is Vice President and General Manager of Medtronic's EP Systems business. Mr. Watson has no voting or investment power over these shares and disclaims beneficial ownership of these shares.

(14)
Represents shares issuable pursuant to Currently Exercisable Options.

(15)
See Notes 5 to 14 above.

PROPOSAL TWO: AMENDMENT OF THE
1993 LONG-TERM INCENTIVE AND STOCK OPTION PLAN

        The Board of Directors has approved, subject to stockholder approval, an amendment to the Stock Option Plan to increase by 750,000 shares the number of shares of Common Stock available for issuance thereunder from 2,550,000 shares to 3,300,000 shares. In 2001, the Company granted employee options to purchase an aggregate of 801,250 shares of Common Stock, of which, however, options to purchase 219,250 shares were granted to employees in lieu of salary increases for fiscal year 2002. In the first quarter of 2002, the Compensation Committee approved option grants pertaining to an aggregate of 200,000 shares. As of March 31, 2002, the Company had remaining 19,011 shares available for option grants pursuant to the Stock Option Plan. The Board of Directors believes that the Stock Option Plan has been and continues to be an important incentive in attracting, retaining and motivating key employees. The Board also believes that industry practice makes it imperative for us to offer stock options as an incentive to attract and retain the most talented employees, and that it is appropriate to increase the number of shares available for option grants and other awards under the Stock Option Plan at this time. Approval of the proposed amendment to increase the number of authorized shares under the Stock Option Plan will assure that sufficient shares are available to enable the Compensation Committee to achieve the objectives of the Stock Option Plan to aid in maintaining and developing personnel capable of assuring the future success of the Company, to offer such personnel additional incentives to put forth maximum effort for the success of the business and to afford them an opportunity to acquire an interest in the Company through stock options.

        The Board of Directors may amend or discontinue the Stock Option Plan at any time. Subject to certain provisions of the Stock Option Plan, no amendment of the Stock Option Plan, however, shall without stockholder approval: (i) increase the maximum number of shares under the Stock Option Plan, (ii) decrease the minimum price, (iii) extend the maximum term, or (iv) modify the eligibility requirements for participation in the Stock Option Plan. The Board of Directors may not alter or impair any option or award previously granted under the Stock Option Plan without the consent of the holder of the option.

        Pursuant to the Stock Option Plan, executive officers, other full or part-time employees, consultants, directors (including directors who are not employees of the Company) or independent contractors of the Company may receive options to purchase Common Stock. The Stock Option Plan provides for the grant of both incentive stock options ("ISOs") intended to qualify for preferential tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended, and nonqualified stock options that do not qualify for such treatment. The exercise price of all ISOs granted under the Stock Option Plan must equal or exceed the fair market value of the Common Stock at the time of grant. Only full or part-time employees are eligible for the grant of ISOs. The Stock Option Plan also provides for grants of stock appreciation rights ("SARs"), restricted stock awards and performance awards. The Stock Option Plan is administered by the Compensation Committee.

        The following is a summary of the principal federal income tax consequences generally applicable to options and awards under the Stock Option Plan. The grant of an option is not expected to result in any tax consequences for the recipient or the Company or any subsidiary employing such individual (the "employer"). The holder of an ISO generally will have no taxable income upon exercising the ISO (except that the alternative minimum tax may apply), and the employer generally will receive no tax deduction when an ISO is exercised. Upon exercise of a stock option other than an ISO, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares acquired on the date of exercise over the option price, and the employer will then be entitled to a tax deduction for the same amount. The tax consequences to an optionee of a disposition of shares acquired through the exercise of an option will depend on how long the shares have been held and upon whether such shares were acquired by exercising an ISO or stock option other than an ISO. Generally, there will be no tax consequence to the employer in connection with a disposition of shares acquired under an option except that the employer may be entitled to a tax deduction in the case of a disposition of shares acquired under an ISO before the applicable ISO holding period has been satisfied.

        The tax consequences of the grant of an SAR are generally governed by Section 83 of the Code. At the time an SAR is granted, an optionholder will not recognize any taxable income. At the time of exercise of an SAR the optionholder will recognize ordinary income equal to the cash or the fair market value of the shares received at such time. Any additional gain recognized on a subsequent sale or exchange of such shares will not be compensation income but generally will qualify as a capital gain. The Company generally will be allowed an income tax deduction in the amount that, and for its taxable year in which, the optionholder recognizes ordinary income upon the exercise of an SAR, but only if the Company properly reports such income to the Internal Revenue Service or withholds income tax upon such amount as required under the Code.

        The tax consequences of restricted stock and performance awards (collectively hereinafter referred to as "deferred awards") also are governed by Section 83 of the Code. At the time a deferred award is granted, a recipient will not recognize any taxable income. At the time a deferred award matures, the recipient will recognize ordinary income equal to the cash or fair market value of the shares received at such time. Any additional gain recognized on a subsequent sale or exchange of such shares will not be compensation income but will be treated as capital gain. Section 83(b) of the Code provides that a recipient of a restricted stock award may elect, not later than 30 days after the date the restricted stock award is originally made, to include as ordinary income the fair market value of the stock at that time. Any future appreciation in the fair market value of the stock will be capital gain. If the stock is subsequently forfeited under the terms of the restricted stock award, the recipient will not be allowed a tax deduction with respect to such forfeiture. The Company generally will be allowed an income tax deduction in the amount that, and for its taxable year in which, a recipient recognizes ordinary income pursuant to a restricted stock award or performance award, but only if the Company properly reports such income to the Internal Revenue Service or withholds income tax upon such amount as required under the Code.

        Special rules apply in the case of individuals subject to Section 16(b) of the Securities Exchange Act of 1934. In particular, under current law, shares received pursuant to the exercise of a stock option, other purchase right, or SAR may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of up to six months after the date of exercise. Accordingly, unless a special tax election is made, the amount of ordinary income recognized and the amount of the employer's deduction may be determined as of such date.

        As of March 31, 2002, options to purchase an aggregate of 2,530,989 shares of Common Stock had been granted under the Stock Option Plan, including outstanding options granted to the executive officers named in the Summary Compensation Table above and as a group as follows: James W. Bullock (790,000); Michael D. Dale (220,000); Frank J. Callaghan (130,000); Richard J. Omilanowicz (122,000); Graydon E. Beatty (100,000); executive officers as a group (1,362,000). Future grants of options and awards to executive officers and other employees under the Stock Option Plan are not determinable.

        The affirmative vote of a majority of the shares of Common Stock represented at the meeting is required for the approval of the amendment to the Stock Option Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE AMENDMENT TO THE 1993 LONG-TERM INCENTIVE AND STOCK OPTION PLAN.

PROPOSAL THREE:
AMENDMENT OF DIRECTORS' STOCK OPTION PLAN

        The Board of Directors has approved, subject to shareholder approval, an amendment to the Directors' Stock Option Plan (the "Directors' Plan") to increase the number of shares of Common Stock available for issuance thereunder from 200,000 shares to 300,000 shares. The purpose of the

Directors' Plan is to attract and retain the best available individuals for service as directors of the Company and provide additional incentive to the non-employee Directors of the Company to serve as directors. The Directors' Plan provides for an automatic initial grant of nonqualified stock options to non-employee Directors on the date such individuals become directors of the Company, and subsequent grants of nonqualified stock options on each subsequent annual shareholder meeting date, subject to certain limitations. As of December 31, 2001, the Company had remaining 48,334 shares available for automatic option grants, pursuant to the Directors' Plan. In light of the initial and subsequent grants of stock options pursuant to the Directors' Plan, the Board of Directors believes that approval of the proposed amendment to increase the number of authorized shares under the Directors' Plan will assure that sufficient shares are available to enable the Company to achieve the objectives of the Directors' Plan.

        The Directors' Plan is designed to operate automatically and not to require administration; however, to the extent administration is necessary, it will be provided by the Board of Directors. Only non-employee Directors are eligible to participate in the Directors' Plan. In the event of a merger in which the Company is not the surviving corporation, a transfer of all of the Company's stock, a sale of substantially all of the Company's assets or a dissolution or liquidation of the Company, all outstanding options will become exercisable in full at least ten days prior to such event on such conditions as the Board shall determine, unless the successor corporation assumes the outstanding options or substitutes substantially equivalent options.

        The Board may at any time amend, alter, suspend, or discontinue the Directors' Plan, but no amendment, alteration, suspension or discontinuance may be made that would impair the rights of any optionholder under any grant previously made, without his or her consent. In addition, to the extent necessary and desirable to comply with Rule 16b-3 under the Securities Exchange Act of 1934, the Company will obtain shareholder approval of any amendment in such a manner and to such a degree as required.

        The following is a summary of the principal federal income tax consequences generally applicable to options and awards under the Directors' Plan. The grant of an option under the Directors' Plan is not expected to result in any taxable income for the recipient. Upon exercising a non-qualified stock option, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares of Common Stock acquired on the date of exercise over the exercise price, and the Company will be entitled at that time to a tax deduction for the same amount. The tax consequence to a director upon a disposition of shares acquired through the exercise of a non-qualified option granted under the Directors' Plan will depend upon how long the shares have been held. Generally, there will be no tax consequence to the Company in connection with the disposition of shares acquired pursuant to such an option.

        Special rules apply to directors under Section 16(b) of the Securities Exchange Act of 1934. Under certain circumstances, shares received pursuant to the exercise of a stock option may be deemed restricted under the Internal Revenue Code of 1986, as amended, for a period of up to six months after the date of exercise resulting in the amount of any ordinary income recognized, and the amount of the Company's tax deduction, being determined as of the end of such period instead of on the date of exercise.

        The affirmative vote of a majority of the shares of Common Stock represented at the meeting is required for the approval of the amendment to the Directors' Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE AMENDMENT TO THE DIRECTORS' STOCK OPTION PLAN.

AUDIT COMMITTEE REPORT

        The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which can be found as Exhibit A to the Company's 2001 Annual Meeting Proxy Statement filed last year with the Securities and Exchange Commission. The Audit Committee of the Company's Board of Directors is composed of the following nonemployee directors: James E. Daverman, Robert G. Hauser, M.D. and Warren S. Watson. All of the members of the Audit Committee meet the independence requirements of the applicable Nasdaq listing standards. The Audit Committee recommends to the Board of Directors the selection of the Company's independent accountants.

        Management is responsible for the Company's internal controls and the financial reporting process. The Company's independent accountants are responsible for performing an independent audit of the Company's financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

        In this context, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

        The Company's independent accountants also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm's independence. The Audit Committee also considered whether the provision of nonaudit services during the last fiscal year was compatible with maintaining the independence of Ernst & Young LLP as the Company's independent auditors.

        Based upon the Audit Committee's discussion with management and the independent accountants and the Audit Committee's review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 filed with the Securities and Exchange Commission.

                      JAMES E. DAVERMAN
                      ROBERT G. HAUSER, M.D.
                      WARREN S. WATSON

                      The Members of the Audit Committee
                      of the Board of Directors

INDEPENDENT ACCOUNTANTS

        The Board of Directors has appointed Ernst & Young LLP as independent accountants for the Company for the fiscal year ending December 31, 2002. Ernst & Young LLP has served as the Company's independent accountants since 1993 and has no relationship with the Company other than that arising from its employment as independent accountants. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to answer appropriate questions from stockholders.

        Audit Fees.    Audit fees billed to the Company by Ernst & Young LLP for review of the Company's financial statements for the fiscal year ended December 31, 2001 and the financial statements included in the Company's quarterly reports on Form 10-Q for the last fiscal year totaled $52,400.

        Financial Information Systems Design and Implementation Fees.    The Company did not engage Ernst & Young LLP to provide advice to the Company regarding financial information systems design and implementation during 2001.

        All Other Fees.    Fees billed to the Company by Ernst & Young LLP for all other nonaudit services rendered to the Company during 2001 totaled $113,370. These fees were primarily for services associated with tax planning and compliance, the audit of financial statements for certain employee benefit plans and the review of registration statements.

SOLICITATION OF PROXIES

        The Company is paying the costs of solicitation, including the cost of preparing and mailing this Proxy Statement. Proxies are being solicited primarily by mail, but in addition, the solicitation by mail may be followed by solicitation in person, or by telephone or facsimile, by regular employees of the Company without additional compensation. The Company will reimburse brokers, banks and other custodians and nominees for their reasonable out-of-pocket expenses incurred in sending proxy materials to the Company's stockholders.

PROPOSALS FOR THE 2003 ANNUAL MEETING

        In order to be eligible for inclusion in the Company's proxy solicitation materials for the 2003 Annual Meeting of Stockholders, any stockholder proposal to be considered at such meeting must be received at the Company's principal executive offices, 1350 Energy Lane, Suite 110, St. Paul, Minnesota 55108, no later than December 13, 2002. Pursuant to the Company's Bylaws, in order for business to be properly brought before the next annual meeting by a stockholder, the stockholder must give written notice of such stockholder's intent to bring a matter before the annual meeting no later than February 13, 2003. Each such notice should be sent to the Secretary, and must set forth certain information with respect to the stockholder who intends to bring such matter before the meeting and the business desired to be conducted, as set forth in greater detail in the Company's Bylaws. Any such proposal will be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.

GENERAL

        The Company's Annual Report for the fiscal year ended December 31, 2001 is being mailed to stockholders together with this Proxy Statement. The Annual Report is not to be considered part of the soliciting materials.

        The information set forth in this Proxy Statement under the captions "Compensation Committee Report on Executive Compensation," "Performance Graph" and "Audit Committee Report" shall not be deemed to be (i) incorporated by reference into any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that in any such filing the Company expressly so incorporates such information by reference, or (ii) "soliciting material" or to be "filed" with the SEC.

                      By Order of the Board of Directors,

                      James W. Bullock
                      Secretary

April 12, 2002

ENDOCARDIAL SOLUTIONS, INC.
2002 ANNUAL MEETING OF STOCKHOLDERS
Tuesday, May 14, 2002 9:00 a.m.
Minneapolis Hilton Towers 1001 Marquette Avenue Minneapolis, MN
Endocardial Solutions, Inc.	proxy

This proxy is solicited on behalf of the Board of Directors.

        The undersigned hereby appoints James W. Bullock as proxy (with the power of substitution), to vote, as designated below, all shares of Common Stock of Endocardial Solutions, Inc. which the undersigned is entitled to vote at the 2002 Annual Meeting of Stockholders of Endocardial Solutions, Inc. to be held on Tuesday, May 14, 2002, at 9:00 a.m. local time, at the Minneapolis Hilton Towers, located at 1001 Marquette Avenue, Minneapolis, Minnesota, and any adjournment thereof, and hereby revoke all former proxies.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE,
WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

See reverse for voting instructions.

Company # Control #

\*/    Please detach here    \*/

1. Election of directors:	01 Robert G. Hauser, M.D. 03 Warren S. Watson	02 Mark T. Wagner	☐	Vote FOR all nominees listed	☐	Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	Proposal to amend the Endocardial Solutions, Inc. 1993 Long-Term Incentive and Stock Option Plan to increase the number of shares authorized for issuance under such plan.	☐ FOR	☐ AGAINST	☐ ABSTAIN
3.	Proposal to amend the Endocardial Solutions, Inc. Directors' Stock Option Plan to increase the number of shares authorized for issuance under such plan.	☐ FOR	☐ AGAINST	☐ ABSTAIN
4.	In his discretion, the proxy is authorized to vote upon such other matters that may properly come before the Annual Meeting or any adjournment or adjournments thereof.	☐ FOR	☐ AGAINST	☐ ABSTAIN

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR PROPOSALS 2 and 3.

Address Change? Mark Box ☐
Indicate changes below:

Dated:	, 2002

Signature(s) in Box
(If there are co-owners both must sign)

Please sign exactly as your name appears hereon. Jointly owned shares will be voted as directed if one owner signs unless another owner instructs to the contrary, in which case the shares will not be voted. If signing in a representative capacity, please indicate title and authority.

Appendix A

ENDOCARDIAL SOLUTIONS, INC.
AMENDED AND RESTATED
1993 LONG-TERM INCENTIVE
AND
STOCK OPTION PLAN
(As Amended May 14, 2002)

Section 1.    Purpose of Plan.

        Purpose.    This Plan shall be known as the "ENDOCARDIAL SOLUTIONS, INC. AMENDED AND RESTATED 1993 LONG-TERM INCENTIVE AND STOCK OPTION PLAN" and is hereinafter referred to as the "Plan." The purpose of the Plan is to aid in maintaining and developing personnel capable of assuring the future success of Endocardial Solutions, Inc., a Delaware corporation (the "Company"), to offer such personnel additional incentives to put forth maximum efforts for the success of the business, and to afford them an opportunity to acquire a proprietary interest in the Company through stock options and other long-term incentive awards as provided herein. Options granted under this Plan may be either incentive stock options (Incentive Stock Options") within the meaning of Section 422 of the Internal Revenue Code of 1986 (the "Code"), or options that do not qualify as Incentive Stock Options. Awards granted under this Plan shall be SARs, restricted stock or performance awards as hereinafter described. With respect to outstanding Incentive Stock Options at the time of amendment of this Plan, such options shall continue to be governed by the terms of the Plan prior to this amendment.

Section 2.    Stock Subject to Plan.

        Subject to the provisions of Section 15 hereof, the stock to be subject to options or other awards under the Plan shall be the Company's authorized but unissued shares of Common Stock, $.01 par value (the "Common Shares"). Such shares shall be authorized but unissued shares. Subject to adjustment as provided in Section 15 hereof, the maximum number of shares on which options may be exercised or other awards issued under this Plan shall be 3,300,000 shares. If an option or award under the Plan expires, or for any reason is terminated or unexercised with respect to any shares, such shares shall again be available for options or awards thereafter granted during the term of the Plan.

Section 3.    Administration of Plan.

        (a)  The Plan shall be administered by the Board of Directors of the Company or a committee thereof. The members of any such committee shall be appointed by and serve at the pleasure of the Board of Directors. (The group administering the Plan shall hereinafter be referred to as the "Committee.")

        (b)  The Committee shall have plenary authority in its discretion, but subject to the express provisions of the Plan: (i) to determine the purchase price of the Common Shares covered by each option or award, (ii) to determine the employees to whom and the time or times at which such options and awards shall be granted and the number of shares to be subject to each, (iii) to determine the form of payment to be made upon the exercise of an SAR or in connection with performance awards, either cash, Common Shares of the Company or a combination thereof, (iv) to determine the terms of exercise of each option and award, (v) to accelerate the time at which all or any part of an option or award may be exercised, (vi) to amend or modify the terms of any option or award with the consent of the optionee, (vii) to interpret the Plan, (viii) to prescribe, amend and rescind rules and regulations relating to the Plan, (ix) to determine the terms and provisions of each option and award agreement under the Plan (which agreements need not be identical), including the designation of those options intended to be Incentive Stock Options, and (x) to make all other determinations necessary or

1

advisable for the administration of the Plan, subject to the exclusive authority of the Board of Directors under Section 16 herein to amend or terminate the Plan. The Committee's determinations on the foregoing matters, unless otherwise disapproved by the Board of Directors of the Company, shall be final and conclusive.

        (c)  The Committee shall select one of its members as its Chair and shall hold its meetings at such times and places as it may determine. A majority of its members shall constitute a quorum. All determintations of the Committee shall be made by not less than a majority of its members. Any decision or determination reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made by a majority vote at a meeting duly called and held. The grant of an option or award shall be effective only if a written agreement shall have been duly executed and delivered by and on behalf of the Company following such grant. The Committee may appoint a Secretary and may make such rules and regulations for the conduct of its business as it shall deem advisable.

Section 4.    Eligibility and Grant.

        (a)  Eligibility. Incentive Stock Options may only be granted under this Plan to any full or part-time employee (which term as used herein includes, but is not limited to, officers and directors who are also employees) of the Company and of its present and future subsidiary corporations within the meaning of Section 424(f) of the Code (herein called "subsidiaries"). Full or part-time employees, officers, consultants, directors (including directors who are not employees of the Company) or independent contractors of the Company or one of its subsidiaries shall be eligible to receive options which do not qualify as Incentive Stock Options and awards. In determining the persons to whom options and awards shall be granted and the number of shares subject to each, the Committee may take into account the nature of services rendered by the respective employees or consultants, their present and potential contributions to the success of the Company and such other factors as the Committee in its discretion shall deem relevant.

        (b)  Grant of Additional Options. A person who has been granted an option or award under this Plan may be granted additional options or awards under the Plan if the Committee shall so determine; provided, however, that for Incentive Stock Options to the extent the aggregate fair market value (determined at the time the Incentive Stock Option is granted) of the Common Shares with respect to which all Incentive Stock Options are exercisable for the first time by an employee during any calendar year (under all plans described in subsection (d) of Section 422 of the Code of his or her employer corporation and its parent and subsidiary corporations) exceeds $100,000, such options shall be treated as options that do not qualify as Incentive Stock Options. Nothing in the Plan or in any agreement thereunder shall confer on any employee any right to continue in the employ of the Company or any of its subsidiaries or affect, in any way, the right of the Company or any of its subsidiaries to terminate his or her employment at any time.

Section 5.    Price.

        The option price for all Incentive Stock Options granted under the Plan shall be determined by the Committee but shall not be less than 100% of the fair market value of the Common Shares at the date of grant of such option. The option price for options granted under the Plan that do not qualify as Incentive Stock Options and, if applicable, the price for all awards shall also be determined by the Committee. For purposes of the preceding sentence and for all other valuation purposes under the Plan, the fair market value of the Common Shares shall be as reasonably determined by the Committee. If on the date of grant of any option or award hereunder the Common Shares are not traded on an established securities market, the Committee shall make a good faith attempt to satisfy the requirements of this Section 5 and in connection therewith shall take such action as it deems necessary or advisable.

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Section 6.    Term.

        Each option and award and all rights and obligations thereunder shall expire on the date determined by the Committee and specified in the option or award agreement. The Committee shall be under no duty to provide terms of like duration for options or awards granted under the Plan, but the term of an Incentive Stock Option may not extend more than ten (10) years form the date of grant of such option and the term of options granted under the Plan which do not qualify as Incentive Stock Options may not extend more than fifteen (15) years from the date of granting of such option.

Section 7.    Exercise of Option or Award.

        (a)  Exercisability. The Committee shall have full and complete authority to determine whether an option or award will be exercisable in full at any time or from time to time during the term thereof, or to provide for the exercise thereof in such installments, upon the occurrence of such events (such as termination of employment for any reason) and at such times during the term of the option as the Committee may determine and specify in the option or award agreement.

        (b)  No Violation of State or Federal Laws. The exercise of any option or award granted hereunder shall only be effective at such time that the sale of Common Shares pursuant to such exercise will not violate any state or federal securities or other laws.

        (c)  Method of Exercise. An optionee or grantee electing to exercise an option or award shall give written notice to the Company of such election and of the number of shares subject to such exercise. The full purchase price of such shares shall be tendered with such notice of exercise. Payment shall be made to the Company in cash (including bank check, certified check, personal check, or money order), or, at the discretion of the Committee and as specified by the Committee, (i) by delivering certificates for the Company's Common Shares already owned by the optionee or grantee having a fair market value as of the date of grant equal to the full purchase price of the shares, or (ii) by delivering the optionee's or grantee's promissory note, which shall provide for interest at a rate not less than the minimum rate required to avoid the imputation of income, original issue discount or a below-market-rate loan pursuant to Sections 483, 1274 or 7872 of the Code or any successor provisions thereof, or (iii) a combination of cash, the optionee's or grantee promissory note and such shares. The fair market value of such tendered shares shall be determined as provided in Section 5 herein. The optionee's or grantee's promissory note shall be a full recourse liability of the optionee and may, at the discretion of the Committee, be secured by a pledge of the shares being purchased. Until such person has been issued the shares subject to such exercise, he or she shall possess no rights as a shareholder with respect to such shares.

Section 8.    Stock Appreciation Rights.

        (a)  Grant. At the time of grant of an option or award under the Plan (or at any other time), the Committee, in its discretion, may grant a Stock Appreciation Right ("SAR") evidenced by an agreement in such form as the Committee shall from time to time approve. Any such SAR may be subject to restrictions on the exercise thereof as may be set forth in the agreement representing such SAR, which agreement shall comply with and be subject to the following terms and conditions and any additional terms and conditions established by the Committee that are consistent with the terms of the Plan.

        (b)  Exercise. An SAR shall be exercised by the delivery to the Company of a written notice which shall state that the holder thereof elects to exercise his or her SAR as to the number of shares specified in the notice and which shall further state what portion, if any, of the SAR exercise amount (hereinafter defined) the holder thereof requests is to be paid in cash and what portion, if any, is to be paid in Common Shares of the Company. The Committee promptly shall cause to be paid to such holder the SAR exercise amount either in cash, in Common Shares of the Company, or any combination of cash and shares as the Committee may determine. Such determination may be either in

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accordance with the request made by the holder of the SAR or in the sole and absolute discretion of the Committee. The SAR exercise amount is the excess of the fair market value of one share of the Company's Common Shares on the date of exercise over the per share exercise price in respect of which the SAR was granted, multiplied by the number of shares as to which the SAR is exercised. For the purposes hereof, the fair market value of the Company's shares shall be determined as provided in Section 5 herein.

Section 9.    Restricted Stock Awards.

        Awards of Common Shares subject to forfeiture and transfer restrictions may be granted by the Committee. Any restricted stock award shall be evidenced by an agreement in such form as the Committee shall from time to time approve, which agreement shall comply with and be subject to the following terms and conditions and any additional terms and conditions established by the Committee that are consistent with the terms of the Plan:

        (a)  Grant of Restricted Stock Awards. Each restricted stock award made under the Plan shall be for such number of Common Shares as shall be determined by the Committee and set forth in the agreement containing the terms of such restricted stock award. Such agreement shall set forth a period of time during which the grantee must remain in the continuous employment of the Company in order for the forfeiture and transfer restrictions to lapse. If the Committee so determines, the restrictions may lapse during such restricted period in installments with respect to specified portions of the shares covered by the restricted stock award. The agreement may also, in the discretion of the Committee, set forth performance or other conditions that will subject the Common Shares to forfeiture and transfer restrictions. The Committee may, at its discretion, waive all or any part of the restrictions applicable to any or all outstanding restricted stock awards.

        (b)  Delivery of Common Shares and Restrictions. At the time of a restricted stock award, a certificate representing the number of Common Shares awarded thereunder shall be registered in the name of the grantee. Such certificate shall be held by the Company or any custodian appointed by the Company for the account of the grantee subject to the terms and conditions of the Plan, and shall bear such a legend setting forth the restrictions imposed thereon as the Committee, in its discretion, may determine. The grantee shall have all rights of a shareholder with respect to the Common Shares, including the right to receive dividends and the right to vote such shares, subject to the following restrictions: (i) the grantee shall not be entitled to delivery of the stock certificate until the expiration of the restricted period and the fulfillment of any other restrictive conditions set forth in the restricted stock agreement with respect to such Common Shares; (ii) none of the Common Shares may be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of during such restricted period or until after the fulfillment of any such other restrictive conditions; and (iii) except as otherwise determined by the Committee, all of the Common Shares shall be forfeited and all rights of the grantee to such Common Shares shall terminate, without further obligation on the part of the Company, unless the grantee remains in the continuous employment of the Company for the entire restricted period in relation to which such Common Shares were granted and unless any other restrictive conditions relating to the restricted stock award are met. Any Common Shares, any other securities of the Company and any other property (except for cash dividends) distributed with respect to the Common Shares subject to restricted stock awards shall be subject to the same restrictions, terms and conditions as such restricted Common Shares.

        (c)  Termination of Restrictions. At the end of the restricted period and provided that any other restrictive conditions of the restricted stock award are met, or at such earlier time as otherwise determined by the Committee, all restrictions set forth in the agreement relating to the restricted stock award or in the Plan shall lapse as to the restricted Common Shares subject thereto, and a stock certificate for the appropriate number of Common Shares, free of the restrictions and the restricted stock legend, shall be delivered to the grantee or his or her beneficiary or estate, as the case may be.

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Section 10.    Performance Awards.

        The Committee is further authorized to grant performance awards. Subject to the terms of this Plan and any applicable award agreement, a performance award granted under the Plan (i) may be denominated or payable in cash, Common Shares (including, without limitation, restricted stock), other securities, other awards, or other property and (ii) shall confer on the holder thereof rights valued as determined by the Committee, in its discretion, and payable to, or exercisable by, the holder of the performance awards, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee, in its discretion, shall establish. Subject to the terms of this Plan and any applicable award agreement, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any performance award granted, and the amount of any payment or transfer to be made by the grantee and by the Company under any performance award shall be determined by the Committee.

Section 11.    Income Tax Withholding and Tax Bonuses.

        (a)  Withholding of Taxes. In order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal or state payroll, withholding, income or other taxes, which are the sole and absolute responsibility of an optionee or grantee under the Plan, are withheld or collected from such optionee or grantee. In order to assist an optionee or grantee in paying all federal and state taxes to be withheld or collected upon exercise of an option or award which does not qualify as an Incentive Stock Option hereunder, the Committee, in its absolute discretion and subject to such additional terms and conditions as it may adopt, shall permit the optionee or grantee to satisfy such tax obligation by (i) electing to have the Company withhold a portion of the shares otherwise to be delivered upon exercise of such option or award with a fair market value, determined in accordance with Section 5 herein, equal to such taxes or (ii) delivering to the Company Common Shares other than the shares issuable upon exercise of such option or award with a fair market value, determined in accordance with Section 5, equal to such taxes.

        (b)  Tax Bonus. The Committee shall have the authority, at the time of grant of an option under the Plan or at any time thereafter, to approve tax bonuses to designated optionees or grantees to be paid upon their exercise of options or awards granted hereunder. The amount of any such payments shall be determined by the Committee. The Committee shall have full authority in its absolute discretion to determine the amount of any such tax bonus and the terms and conditions affecting the vesting and payment thereafter.

Section 12.    Additional Restrictions.

        The Committee shall have full and complete authority to determine whether all or any part of the Common Shares of the Company acquired upon exercise of any of the options or awards granted under the Plan shall be subject to restrictions on the transferability thereof or any other restrictions affecting in any manner the optionee's or grantee's rights with respect thereto, but any such restriction shall be contained in the agreement relating to such options or awards.

Section 13.    Ten Percent Shareholder Rule.

        Notwithstanding any other provision in the Plan, if at the time an option is otherwise to be granted pursuant to the Plan the optionee owns directly or indirectly (within the meaning of Section 424(d) of the Code) Common Shares of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or its parent or subsidiary corporations, if any (within the meaning of Section 422(b)(6) of the Code), then any Incentive Stock Option to be granted to such optionee pursuant to the Plan shall satisfy the requirements of Section 422(c)(5) of the Code, and the option price shall be not less than 110% of the fair market value of the Common Shares

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of the Company determined as described herein, and such option by its terms shall not be exercisable after the expiration of five (5) years from the date such option is granted.

Section 14.    Non-Transferability.

        No option or award granted under the Plan shall be transferable by an optionee or grantee, otherwise than by will or the laws of descent or distribution. Except as otherwise provided in an option or award agreement, during the lifetime of an optionee or grantee, the option shall be exercisable only by such optionee or grantee.

Section 15.    Dilution or Other Adjustments.

        If there shall be any change in the Common Shares through merger, consolidation, reorganization, recapitalization, dividend in the form of stock (of whatever amount), stock split or other change in the corporate structure, appropriate adjustments in the Plan and outstanding options and awards shall be made by the Committee. In the event of any such changes, adjustments shall include, where appropriate, changes in the aggregate number of shares subject to the Plan, the number of shares and the price per share subject to outstanding options and awards and the amount payable upon exercise of outstanding awards, in order to prevent dilution or enlargement of option or award rights.

Section 16.    Amendment or Discontinuance of Plan.

        The Board of Directors may amend or discontinue the Plan at any time. Subject to the provisions of Section 15 no amendment of the Plan, however, shall without shareholder approval: (i) increase the maximum number of shares under the Plan as provided in Section 2 herein, (ii) decrease the minimum price provided in Section 5 herein, (ii) extend the maximum term under Section 6, or (iv) modify the eligibility requirements for participation in the Plan. The Board of Directors shall not alter or impair any option or award theretofore granted under the Plan without the consent of the holder of the option.

Section 17.    Time of Granting.

        Nothing contained in the Plan or in any resolution adopted or to be adopted by the Board of Directors or by the shareholders of the Company, and no action taken by the Committee or the Board of Directors (other than the execution and delivery of an option or award agreement), shall constitute the granting of an option or award hereunder.

Section 18.    Termination of Plan.

        Unless the Plan shall have been discontinued as provided in Section 15 hereof, the Plan shall terminate May 4, 2003. No option or award may be granted after such termination, but termination of the Plan shall not, without the consent of the optionee or grantee, alter or impair any rights or obligations under any option or award theretofore granted.

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Appendix B

ENDOCARDIAL SOLUTIONS, INC.
AMENDED AND RESTATED
DIRECTORS' STOCK OPTION PLAN
(As Amended May 14, 2002)

        1.    Purpose of the Plan.    The purpose of this Endocardial Solutions, Inc. Directors' Stock Option Plan is to attract and retain the best available individuals for service as Directors of the Company and provide additional incentive to the Outside Directors of the Company to serve as Directors.

        None of the options granted hereunder shall be "incentive stock options" within the meaning of Section 422 of the Code (as hereinafter defined).

        2.    Definitions.    As used herein, the following definitions shall apply:

          (a)    "Board"    shall mean the Board of Directors of the Company.

          (b)    "Code"    shall mean the Internal Revenue Code of 1986, as amended.

          (c)    "Common Stock"    shall mean the Common Stock of the Company.

          (d)    "Company"    shall mean Endocardial Solutions, Inc., a Delaware corporation.

          (e)    "Continuous Status as a Director"    shall mean the absence of any interruption or termination of service as a Director.

          (f)    "Director"    shall mean a member of the Board.

          (g)    "Employee"    shall mean any person, including officers and Directors, employed by the Company or any parent or Subsidiary of the Company. The payment of a Director's fee by the Company shall not be sufficient in and of itself to constitute "employment" by the Company.

          (h)    "Exchange Act"    shall mean the Securities Exchange Act of 1934, as amended.

          (i)    "Option"    shall mean a stock option granted pursuant to the Plan.

          (j)    "Optioned Stock"    shall mean the Common Stock subject to an Option.

          (k)    "Optionee"    shall mean an Outside Director who receives an Option.

          (l)    "Outside Director"    shall mean a Director who is not an Employee.

          (m)    "Parent"    shall mean a "parent corporation," whether now or hereafter existing, as defined in Section 425(e) of the Code.

          (n)    "Plan"    shall mean this Directors' Stock Option Plan.

          (o)    "Shares"    shall mean shares of the Common Stock, as adjusted in accordance with Section 10 of the Plan.

          (p)    "Subsidiary"    shall mean a "subsidiary corporation," whether now or hereafter existing, as defined in Section 425(f) of the Code.

        3.    Stock Subject to the Plan.    Subject to the provisions of Section 10 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 300,000 Shares of Common Stock. The Shares may be authorized, but unissued, or reacquired Common Stock.

        If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan. If Shares which were acquired upon exercise of an Option are subsequently repurchased by the Company, such Shares shall not in any event be returned to the Plan and shall not become available for future grant under the Plan.

        4.    Administration of and Grants of Options under the Plan.

        (a)    Administrator.    Except as otherwise required herein, the Plan shall be administered by the Board.

        (b)    Procedure for Grants.    The provisions set forth in this Section 4(b) shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. All grants of Options hereunder shall be made in accordance with the following provisions:

          (i)    The Board shall have discretion to grant options to Outside Directors in addition to the Options described in Sections 4(b)(ii) and (iii) and to determine the number of Shares to be covered by such Options.

          (ii)  Each Outside Director shall be automatically granted an Option (an "Initial Grant") to purchase 10,000 Shares upon the date on which such person first becomes a Director, whether through election by the shareholders of the Company or appointment by the Board of Directors to fill a vacancy. Options granted under this section 4(b)(ii) shall become vested and thereby exercisable with respect to 33 1/3% on the date of such Initial Grant, with respect to 33 1/3% of such Initial Grant on the twelve month anniversary date of such Initial Grant and with respect to 33 1/3% of such Initial Grant on the date of the second twelve month anniversary date; provided, however, an unvested portion of an Initial Grant shall only vest so long as the Outside Director remains a Director on the date such portion vests.

          (iii)  Each Outside Director shall automatically receive, on the date of each Annual Meeting of Shareholders, an Option to purchase 5,000 Shares of the Company's Common Stock, such Option to become exercisable six months subsequent to the date of grant; provided, however, that such Option shall only be granted to Outside Directors who have served since the date of the last Annual Meeting of Shareholders and will continue to serve after the date of grant of such Option.

          (iv)  The terms of an Option granted hereunder shall be as follows:

      (A)
      The term of the Option shall be seven (7) years.

      (B)
      The Option shall be exercisable only while the Outside Director remains a Director of the Company, except as set forth in Section 8 hereof.

      (C)
      The exercise price per Share shall be 100% of the fair market value per Share on the date of grant of the Option.

      (D)
      To the extent necessary to comply with the applicable provisions of Rule 16b-3 promulgated under the Exchange Act ("Rule 16b-3"), no Option will be exercisable until a date more than six months subsequent to the date of the grant of that Option.

      (E)
      A Director shall be entitled to receive Options to purchase a total of no more than 100,000 Shares of the Company's Common Stock pursuant to the terms of this Plan.

        (c)    Powers of the Board.    Subject to the provisions and restrictions of the Plan, the Board shall have the authority, in its discretion: (i) to determine, upon review of relevant information and in accordance with Section 7(b) of the Plan, the fair market value of the Common Stock; (ii) to determine the exercise price per share of Options to be granted, which exercise price shall be determined in accordance with Section 7(a) of the Plan; (iii) to interpret the Plan; (iv) to prescribe, amend and rescind rules and regulations relating to the Plan; (v) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted hereunder; and (vi) to make all other determinations deemed necessary or advisable for the administration of the Plan.

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        (d)    Effect of Board's Decision.    All decisions, determinations and interpretations of the Board shall be final and binding on all Optionees and any other holders of any Options granted under the Plan.

        5.    Eligibility.    Options may be granted only to Outside Directors. All Options shall be automatically granted in accordance with the terms set forth in Section 4(b) hereof.

        The Plan shall not confer upon any Optionee any right with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights which the Director or the Company may have to terminate his directorship at any time.

        6.    Term of Plan.    The Plan shall become effective upon the earlier of (i) its adoption by the Board or (ii) its approval by the shareholders of the Company as described in Section 16 of the Plan. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 12 of the Plan.

        7.    Exercise Price and Consideration.

        (a)    Exercise Price.    The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be 100% of the fair market value per Share on the date of grant of the Option.

        (b)    Fair Market Value.    The fair market value ("Fair Market Value") of a Share shall be determined by the Board in its discretion; provided, however, that where there is a public market for the Common Stock, the fair market value per Share shall be the closing price of the Common Stock in the over-the-counter market on the date of grant, as reported in The Wall Street Journal (or, if not so reported, as otherwise reported by the National Association of Securities Dealers Automated Quotation ("NASDAQ") System) or, in the event the Common Stock is traded on the NASDAQ National Market System or listed on a stock exchange, the fair market value per Share shall be the closing price on such system or exchange on the date of grant of the Option, as reported in The Wall Street Journal.

        (c)    Form of Consideration.    Subject to compliance with applicable provisions of Section 16(b) of the Exchange Act, (or other applicable law), the consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Board and may consist entirely of (i) cash, (ii) check, (iii) other Shares which (X) in the case of Shares acquired upon exercise of an Option, have been owned by the Optionee for more than six months on the date of surrender, and (Y) have a Fair Market Value on the date of exercise equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, (iv) authorization for the Company to retain from the total number of Shares as to which the Option is exercised that number of Shares having a Fair Market Value on the date of exercise equal to the exercise price for the total number of Shares as to which the Option is exercised, (v) delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds required to pay the exercise price, (vi) delivery of an irrevocable subscription agreement for the Shares which irrevocably obligates the option holder to take and pay for the Shares not more than twelve months after the date of delivery of the subscription agreement, (vii) any combination of the foregoing methods of payment or (viii) such other consideration and method of payment for the issuance of Shares as may be permitted under applicable laws. In making its determination as to the type of consideration to accept, the Board shall consider whether acceptance of such consideration may be reasonably expected to benefit the Company.

        8.    Exercise of Option.

        (a)    Procedure for Exercise; Rights as a Shareholder.    Any Option granted hereunder shall be exercisable at such times as are set forth in Section 4(b) hereof; provided however, that no Options shall be exercisable until shareholder approval of the Plan in accordance with Section 16 hereof has been obtained.

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        An Option may not be exercised for a fraction of a Share.

        An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may consist of any consideration and method of payment allowable under Section 7(c) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. A share certificate for the number of Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 10 of the Plan.

        Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

        (b)    Termination of Status as a Director.    If an Outside Director ceases to serve as a Director, he may, but only within seven (7) years after the date he ceases to be a Director of the Company, or by the date of termination of the Option, whichever is earlier, exercise his Option to the extent that he was entitled to exercise it at the date of such termination. To the extent that he was not entitled to exercise an Option at the date of such termination, or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

        (c)    Disability of Optionee.    Notwithstanding the provisions of Section 8(b) above, in the event an Optionee is unable to continue his service as a Director with the Company as a result of his total and permanent disability (as defined in Section 22(e)(3) of the Code) he may, but only within seven (7) months from the date of termination, exercise his Option to the extent he was entitled to exercise it at the date of such termination. To the extent that he was not entitled to exercise the Option at the date of termination, or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

        (d)    Death of Optionee.    Notwithstanding the provisions of Section 8(b) above, in the event of the death of an Optionee:

          (i)    during the term of the Option who is at the time of his death a Director of the Company and who has been in Continuous Status as a Director since the date of grant of the Option, the Option may be exercised, at any time within seven (7) months following the date of death, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that would have accrued had the Optionee continued living and remained in Continuous Status as a Director for six (6) months after the date of death; or

          (ii)  within thirty (30) days after the termination of Continuous Status as a Director, the Option may be exercised, at any time within seven (7) months following the date of death, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination.

        9.    Non-Transferability of Options.    The Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

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        10.    Adjustments Upon Changes in Capitalization, Dissolution or Merger.

        (a)  In the event that the number of outstanding shares of Common Stock of the Company is changed by a stock dividend, stock split, reverse stock split, combination, reclassification or similar change in the capital structure of the Company without consideration, the number of Shares available under this Plan and the number of Shares subject to outstanding Options and the exercise price per share of such Options shall be proportionately adjusted, subject to any required action by the Board or shareholders of the Company and compliance with applicable securities laws; provided however, that no certificate or scrip representing fractional shares shall be issued upon exercise of any Option and any resulting fractions of a Share shall be ignored. Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.

        (b)  In the event of a dissolution or liquidation of the Company, a merger in which the Company is not the surviving corporation, a transaction or series of related transactions in which 100% of the then outstanding voting stock is sold or otherwise transferred, or the sale of substantially all of the assets of the Company, any or all outstanding Options shall, notwithstanding any contrary terms of the written agreement governing such Option, accelerate and become exercisable in full at least ten days prior to (and shall expire on) the consummation of such dissolution, liquidation, merger or sale of stock or sale of assets on such conditions as the Board shall determine unless the successor corporation assumes the outstanding Options or substitutes substantially equivalent options.

        11.    Time of Granting Options.    The date of grant of an Option shall, for all purposes, be the date determined in accordance with Section 4(b) hereof. Notice of the determination shall be given to each Outside Director to whom an Option is so granted within a reasonable time after the date of such grant.

        12.    Amendment and Termination of the Plan.

        (a)  Amendment and Termination. The Board may at any time amend, alter, suspend, or discontinue the Plan, but no amendment, alteration, suspension, or discontinuance shall be made which would impair the rights of any Optionee under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act (or any other applicable law or regulation), the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

        (b)  Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.

        13.    Conditions Upon Issuance of Shares.    Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, state securities laws, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

        As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

        Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any

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Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

        14.    Reservation of Shares.    The Company, during the term of this Plan, will at all times reserve and keep available such number of the Shares available for issuance pursuant to this Plan as shall be sufficient to satisfy the requirements of the Plan.

        15.    Option Agreement.    Options shall be evidenced by written option agreements in such form as the Board shall approve.

        16.    Shareholder Approval.

        (a)  The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months of its adoption by the Board. If such shareholder approval is obtained at a duly held shareholders' meeting, it may be obtained by the affirmative vote of the holders of a majority of the outstanding shares of the Company present or represented and entitled to vote thereon. If such shareholder approval is obtained by written consent, it may be obtained by the written consent of the holders of a majority of the outstanding shares of the Company.

        (b)  Any required approval of the shareholders of the Company shall be solicited substantially in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder.

        17.    Information to Optionees.    The Company shall provide to each Optionee, during the period for which such Optionee has one or more Options outstanding, copies of all annual reports to shareholders, proxy statements and other information provided to all shareholders of the Company.

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ENDOCARDIAL SOLUTIONS, INC. 1350 Energy Lane, Suite 110 St. Paul, Minnesota 55108 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS May 14, 2002
PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
PROPOSAL ONE: ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
Option Grants in Fiscal Year 2001
Aggregated Value of Options Held at December 31, 2001
PERFORMANCE GRAPH
COMPARISON OF 57 MONTH CUMULATIVE TOTAL RETURN* AMONG ENDOCARDIAL SOLUTIONS, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX AND THE S & P HEALTH CARE SECTOR INDEX
CERTAIN TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL TWO: AMENDMENT OF THE 1993 LONG-TERM INCENTIVE AND STOCK OPTION PLAN
PROPOSAL THREE: AMENDMENT OF DIRECTORS' STOCK OPTION PLAN
AUDIT COMMITTEE REPORT
INDEPENDENT ACCOUNTANTS
SOLICITATION OF PROXIES
PROPOSALS FOR THE 2003 ANNUAL MEETING
GENERAL
ENDOCARDIAL SOLUTIONS, INC. AMENDED AND RESTATED 1993 LONG-TERM INCENTIVE AND STOCK OPTION PLAN (As Amended May 14, 2002)
ENDOCARDIAL SOLUTIONS, INC. AMENDED AND RESTATED DIRECTORS' STOCK OPTION PLAN (As Amended May 14, 2002)